UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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CLOSURE MEDICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2004

To Our Stockholders:

Notice is hereby given that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of CLOSURE MEDICAL CORPORATION (the “Company”) will be held on June 16, 2004 at 9:00 a.m., local time, at the Charles Hamner Conference Center, Research Triangle Park, North Carolina, for the following purposes:

1.	To elect two Class II directors to the Board of Directors, each to serve a three-year term or until the election and qualification of his successor;

2.	To approve and adopt the Company’s Amended and Restated 1996 Equity Compensation Plan, which has been amended to increase the number of shares authorized for issuance under the Plan;

3.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on April 22, 2004 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders of the Company as of the close of business on April 22, 2004 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company’s executive offices at 5250 Greens Dairy Road, Raleigh, North Carolina.

By Order of the Board of Directors,

/s/ BENNY WARD

Benny Ward

Secretary

April 30, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN

THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED

IN THE UNITED STATES.

CLOSURE MEDICAL CORPORATION

5250 Greens Dairy Road

Raleigh, NC 27616

PROXY STATEMENT

FOR

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2004

This Proxy Statement is being furnished to the stockholders of Closure Medical Corporation (the “Company”) in connection with the Annual Meeting of Stockholders of the Company to be held on June 16, 2004 and any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about May 15, 2004.

The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

The Annual Report to Stockholders for the fiscal year ended December 31, 2003, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement but does not constitute a part of this Proxy Statement.

VOTING AT THE MEETING

Record Date; Vote Required; Proxies

Only stockholders of record at the close of business on April 22, 2004 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof. As of that date, the Company had outstanding 14,251,238 shares of Common Stock, par value $.01 per share (“Common Stock”). The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder’s name.

The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to vote in favor of or withhold authority to vote for each nominee for the Board of Directors, to vote for or against or to abstain from voting with respect to the proposal to approve and adopt the Company’s Amended and Rested 1996 Equity Compensation Plan (the “Amended and Restated Plan”) and to vote for or against or to abstain from voting with respect to the ratification of PricewaterhouseCoopers LLP as independent accountants.

Except for the election of directors, for which a plurality of the votes cast is required, and except as otherwise required by law or provided in the Company’s Restated Certificate of Incorporation, as amended, and By-Laws, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to approve and adopt the Amended and Restated Plan and to ratify PricewaterhouseCoopers LLP as independent accountants or to take action with respect to any other matter that may properly be brought before the Annual Meeting.

With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to approve and adopt the Amended and Restated Equity Compensation Plan and to ratify PricewaterhouseCoopers LLP as independent accountants (but not for the election of directors). An abstention will be considered present and entitled to vote at the Annual Meeting, but will not be counted as a vote cast in the affirmative. An abstention on the proposal to approve and adopt the Amended and Restated Plan and to ratify PricewaterhouseCoopers LLP will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote to be approved by the stockholders.

Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors and the ratification of the independent accountants; however, brokers are not entitled to vote such shares with respect to the proposal to approve and adopt the Amended and Restated Plan. A failure by brokers to vote these shares will have no effect on the outcome of the election of directors, the proposal to approve and adopt the Equity Compensation Plan, or the ratification of PricewaterhouseCoopers LLP as independent accountants.

If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 12, 2004 by (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each of the Company’s directors (including the nominees) and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent
F. William Schmidt (2)(7)	3,273,275	23.0
Rolf D. Schmidt (3)(7)	3,060,375	21.5
Robert V. Toni (4)	737,150	5.2
Jeffrey G. Clark (5)	439,554	3.1
Ronald A. Ahrens (6)(7)	309,897	2.2
Randy H. Thurman (7)	170,544	1.2
Richard W. Miller (7)	167,012	1.2
Daniel A. Pelak (7)	158,000	1.1
William M. Cotter (7)	149,528	1.1
Debra L. Pawl (7)	127,250	*
Benny Ward (7)	122,367	*
James E. Niedel (7)	105,000	*
J. Daniel Cole (7)	30,000	*
Stephen I. Shapiro (7)	30,000	*
All directors and executive officers as a group (17 persons) (8)	7,375,482	51.8

*	Less than 1%.

(1)	Nature of ownership consists of sole voting and investment power unless otherwise indicated. Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 12, 2004.
(2)	The address of the stockholder is 534 Ridge Avenue, Ephrata, PA 17522. Includes (a) 2,236,945 shares held by Triangle Partners, L.P., a limited partnership of which F. William Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investment power; (b) 539,912 shares held by OMI Partners, L.P., a limited partnership of which F. William Schmidt and Rolf D. Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 50,000 shares held by F. William Schmidt’s spouse, for which shares he is deemed to share voting and investment power.

(3)	The address of the stockholder is 205 Sweitzer Road, Sinking Spring, PA 19608. Includes (a) 2,064,445 shares held by Cacoosing Partners, L.P., a limited partnership of which Rolf D. Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investment power; (b) 539,912 shares held by OMI Partners, L.P., a limited partnership of which Rolf D. Schmidt and F. William Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 140,000 shares owned jointly by Rolf D. Schmidt and his spouse, for which shares he is deemed to share voting and investment power.
(4)	Mr. Toni retired as the Company’s Chief Executive Officer in September 2002 and is no longer a director of the Company. Mr. Toni’s address is 3061 69th Avenue SE, Mercer Island, WA 98040. Includes (a) 561,600 shares of Common Stock that is issuable upon the exercise of stock options exercisable within 60 days of April 12, 2004 and (b) 20,000 shares held by Mr. Toni’s spouse for which he disclaims beneficial ownership.
(5)	Mr. Clark was the V.P. of Research & Development until January 8, 2004. Currently, Mr. Clark serves in the capacity of an employee on Special Assignment to the Company. Mr. Clark’s address is 908 Bennington Drive, Raleigh, NC 27615. Includes (a) 38,000 shares of Common Stock that is issuable upon the exercise of stock options exercisable within 60 days of April 12, 2004 and (b) 69,000 shares held by Mr. Clark’s spouse for which shares he disclaims beneficial ownership.
(6)	Includes 800 shares held by Mr. Ahrens’ spouse, for which shares he is deemed to share voting and investment power.
(7)	Except as otherwise noted in footnote (2), (3) (4) or footnote (5), the address of the stockholder is c/o Closure Medical Corporation, 5250 Greens Dairy Road, Raleigh, NC 27616. Includes the following shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 12, 2004: F. William Schmidt—136,044; Rolf D. Schmidt—136,044; Ronald A. Ahrens—259,897; Randy H. Thurman—164,544; Richard W. Miller—160,012; Daniel A. Pelak—150,000; William M. Cotter—142,150; Debra L. Pawl—121,700; Benny Ward—113,301; James E. Niedel—105,000; J. Daniel Cole—30,000; and Stephen I. Shapiro—30,000.
(8)	Includes 1,758,412 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 12, 2004.

MATTERS CONCERNING DIRECTORS

Election of Directors

The Company’s Board of Directors is divided into three classes (Class I, II and III). Members of one class are elected each year to serve a three-year term until their successors have been elected and qualified or until their earlier resignation or removal.

The Board of Directors has nominated Richard W. Miller and Rolf D. Schmidt for election as Class II directors. The nominees are presently directors of the Company whose terms expire at the Annual Meeting.

The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes each nominee will be able to serve as a director; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board of Directors may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote FOR each of the nominees.

Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

Class II—Nominees for Terms Continuing until 2007

Richard W. Miller, age 63, has served as a director of the Company since August 1997. From 1993 to 1997, he served as Senior Executive Vice President and Chief Financial Officer of AT&T. Previously, he was Chief Executive Officer of Wang Laboratories from 1989 to 1993, and prior to that, he held executive positions at General Electric Company and RCA. Currently, Mr. Miller advises companies and serves on the Board of Directors of SBA Communications Inc. Mr. Miller holds an M.B.A. from Harvard Business School and a B.B.A. degree in Economics from Case Western Reserve University.

Rolf D. Schmidt, age 71, a co-founder of the Company in 1990, served as Chairman of the Board of Directors of the Company from February 1996 to December 1999, and has been a director of the Company since then. Mr. Schmidt has served as Chief Executive Officer and Chairman of Performance Sports Apparel, Inc. since 1995. In 1986, a significant portion of the business of Sharpoint, Inc., a developer and manufacturer of surgical needles and sutures co-founded by Mr. Schmidt and his brother, F. William Schmidt, was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has invested primarily in and devoted substantial time and attention to healthcare-related entities, including the Company.

Class III—Directors with Terms Continuing until 2005

Daniel A. Pelak, 52, has served as President and Chief Executive Officer of Closure since September 2002. Prior to joining Closure Medical, Mr. Pelak spent 26 years with Medtronic, Inc. During his career, he held positions in sales, sales management, marketing, and general management. Immediately prior to joining Closure, he was the Vice President and General Manager of Medtronic’s Perfusion Systems Division. From March 2000 until January 2002, he was the Vice President and General Manager of Medtronic’s Cardiac Surgery Technologies Division. From 1992 to 2000, Mr. Pelak managed progressively larger sales and marketing operations within the cardiovascular areas of Medtronic, including Vice President Cardiovascular Marketing and Vice President U.S. Cardiac Surgery Business. Prior to 1992, he held the position of Vice President and General Manager of Medtronic’s Nortech Division. Mr. Pelak holds a B.S. degree from Pennsylvania State University.

        Randy H. Thurman, age 54, has served as a director of the Company since May 1996. In April 2001, Mr. Thurman became Chairman and Chief Executive Officer of Viasys Healthcare Inc., a global healthcare technology company focusing on respiratory and neuro science products. Mr. Thurman previously was Chief Executive Officer of Strategic Reserves, LLC ™, a healthcare technology consulting and investment company. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences, a wholly-owned subsidiary of Corning Inc. which specializes in pharmaceutical testing, clinical diagnostics and disease state management. From 1984 to 1993, Mr. Thurman was an executive with Rhône-Poulenc Rorer, most recently as President and a director. Mr. Thurman holds an M.A. degree from Webster University and a B.A. degree from Virginia Polytechnic Institute. Mr. Thurman serves on the Board of Directors of Valeant Pharmaceuticals International.

Class I— Directors with Terms Continuing until 2006

James E. Niedel, M.D., PhD., age 60, has served as a director of the Company since October 2001. Dr. Niedel joined the Sprout Group as a venture partner in May 2002. Prior to that appointment, he was Chief Science and Technology Officer of GlaxoSmithKline plc. From 1988 to 2000, Dr. Niedel served as Vice President of Research and Senior Vice President for Research and Development at Glaxo Inc., and as a member of the Board of Directors of Glaxo Wellcome plc with responsibility for worldwide Research and Development, Information Systems and Product Strategy. Before joining the pharmaceutical industry he was Professor of Medicine and Chief of Clinical Pharmacology at Duke University Medical School. Dr. Niedel holds a bachelor’s degree in psychology from the University of Wisconsin and doctorates of medicine and biochemistry from the University of Miami. He is a Fellow of the Royal College of Physicians (London) and a member of the Board of Directors of Sirna Therapeutics, Inc.

F. William Schmidt, age 64, a co-founder of the Company in 1990, has served as a director of the Company since February 1996. Mr. Schmidt co-founded Sharpoint, Inc. with his brother, Rolf D. Schmidt, and completed the design work on production and manufacturing equipment that led to product development within that company. In 1986, a significant portion of the business of Sharpoint, Inc. was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has primarily invested in and devoted substantial time and attention to healthcare-related entities, including the Company.

J. Daniel Cole, age 57, has served as a director of the Company since June 2003. Since 1997, he has served as a general partner at Spray Venture Partners in Boston, which focuses exclusively on the healthcare technology market. Prior to joining Spray Venture Partners, he served in many executive roles, including senior vice president and group president of the vascular businesses at Boston Scientific Corporation from 1995 to 1997 and president and chief operating officer of SciMed Life Systems, Inc. from 1993 to 1995. From 1982 to 1993, he held several positions with Baxter International, Inc., most recently as president of the Edwards Critical Care Division. He has served on the boards of numerous private companies. Mr. Cole holds a B.S. in Aeronautical Engineering from the University of Kansas, an M.S. in Aeronautical Engineering from the United States Navy Post-Graduate School and an M.B.A. from the University of California, Los Angeles. Mr. Cole serves on the Board of Directors of Thoratec Corporation.

        Stephen I. Shapiro, age 59, has served as a director of the Company since October 2003. Currently, Mr. Shapiro serves as a technology partner at Advanced Technology Ventures and an advisor at Galen Associates. From 1982 to 1999, Mr. Shapiro was a managing director of The Wilkerson Group, a leading management consulting firm to pharmaceutical, medical device and diagnostic companies. Prior to 1982, Mr. Shapiro held a variety of technical management and strategic planning positions with Becton Dickinson and Company and Union Carbide Clinical Diagnostics. Mr. Shapiro holds a B.S. in chemical engineering from the Massachusetts Institute of Technology and an M.S. in chemical engineering from the University of California at Berkeley. Mr. Shapiro serves on the Board of Directors of Novoste Corporation and Specialized Health Products International.

Information on Committees of the Board of Directors and Meetings

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees. During 2003, the Board of Directors held 4 meetings, the Audit Committee held 6 meetings and the Compensation Committee held 4 meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period.

The Audit Committee has responsibility for overseeing the Company’s financial reporting process on behalf of the Board of Directors; reviewing the independence of the Company’s independent auditors; recommending to the Board of Directors the independent auditors to be retained by the Company; reviewing the audited financial results for the Company; reviewing with the Company’s independent auditors the scope and results of their quarterly reviews and annual audits; reviewing with the independent auditors and with Company management the Company’s accounting and reporting principles, practices and policies and the adequacy of the Company’s accounting, operating and financial methods and controls. The Audit Committee charter is included as Appendix B to this proxy.

The Compensation Committee is responsible for establishing and reviewing the Company’s compensation philosophy and the adequacy of compensation plans and programs for directors, executive officers and other Company employees; establishing compensation arrangements and incentive goals for executive officers and to administer compensation plans; and reviewing the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance. The Stock Option Subcommittee of the Compensation Committee determines grants under and administers the Equity Compensation Plan, subject, in certain instances, to approval by the Board of Directors.

The primary duties and responsibilities of the Nominating and Governance Committee include annually determining and recommending to the Board the slate of nominees to be members of the Board that will be submitted to, and voted upon by, the stockholders; determining and recommending to the Board any individual who is to be elected by the Board as a member to fill a vacancy; annually determining and recommending to the Board those directors who are to serve as members of the various Committees of the Board and recommending the chairman of each of the Committees; periodically considering the size of the Board and, when appropriate, recommending changes to the Board; periodically evaluating the standing Committees of the Board; and developing and implementing policies and procedures related to corporate governance. The Board of Directors has adopted a formal charter under which the Nominating and Governance Committee operates. Copies of the charter can be accessed on the Company’s website at www.closuremed.com.

The Nominating and Governance Committee will consider candidates to be recommended to the stockholders for membership on the Board of Directors as suggested by the existing Board members (including members of the Committee) as well as by management or stockholders. In certain circumstances, the Committee may engage outside consultants to identify and pre-screen potential candidates. A stockholder who wishes to recommend a prospective nominee for consideration by the Committee must follow the procedures described in the section entitled “Requirements for Advance Notification of Nominations” in this Proxy Statement. Upon identifying a prospective nominee, the Nominating and Governance Committee will make an initial determination as to whether to conduct a full evaluation of the candidate based on the information provided to the Committee along with the Committee’s knowledge of the prospective candidate. The preliminary determination will be based on the size, function and needs of the Board. Once the Committee determines that they will proceed with a full evaluation, the Committee will assess the candidate’s qualifications and also consider any other relevant factors as it deems appropriate. In conjunction with the evaluation, the Committee will make a determination as to whether it will conduct an interview with the candidate. If an interview is warranted, either one member of the Committee, the full Committee or the Committee as well as other Board members may conduct one or more interviews with the candidate. Once the evaluation and interview is complete and if the Committee has determined that it would like to recommend the candidate, the candidate is recommended to the full Board. The Board will determine any nominee after considering the recommendations of the Committee. The Company does not make any distinction between internally recommended candidates and candidates recommended by stockholders.

The Company’s 2003 Annual Meeting held on June 11, 2003 was attended by Messrs. Ahrens, Miller, Pelak, F.W. Schmidt, R.D. Schmidt and Thurman. The Company has no policy relating to board member attendance at the Annual Meeting.

The current members of the Audit Committee are Messrs. Cole, Miller (Chair) and Niedel; of the Compensation Committee, Messrs. Ahrens, Shapiro and Thurman (Chair); and of the Nominating and Governance Committee, Messrs, Ahrens, Miller and Shapiro. Messrs. Ahrens and Thurman (Chair) comprise the Stock Option Subcommittee of the Compensation Committee.

Determinations Regarding Director Independence and Other Matters

The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the Marketplace Rule 4200(a)(15) of The Nasdaq Stock Market, Inc. (Nasdaq): Messrs. Ahrens, Cole, Miller, Niedel, Shapiro and Thurman.

The Board of Directors has determined that each member of the Audit Committee is independent in accordance with applicable Nasdaq and Securities and Exchange Commission (SEC) guidelines. Also, the Board has determined that all members of the Audit Committee are financially literate and that Richard W. Miller, Chairman of the Audit Committee, is an “audit committee financial expert” under applicable SEC rules.

Communicating with the Board of Directors

The Board of Directors provides a process for stockholders to communicate with the directors of the Company. Stockholders may contact directors of the Company by writing to them at the Company’s headquarters: Closure Medical Corporation, 5250 Greens Dairy Road, Raleigh, NC 27616, Attention: Secretary, or by contacting them through the Company’s website at www.closuremed.com. Communications will be relayed to the intended Board recipient except in instances where it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by the Nominating and Governance Committee. Any communications withheld will nonetheless be recorded and available for any director who wishes to review it.

Director Compensation

Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Each non-employee director receives $1,500 per day for each meeting of the Board of Directors attended either in person or participated in telephonically. Non-employee directors of the Company do not receive annual compensation, except in the case of the Chairman, Mr. Ahrens, who receives a cash retainer of $5,000 per quarter. Further, each non-employee director receives a one-time grant of options to purchase 60,000 shares of Common Stock upon initial election or appointment to the Board of Directors, with 50% of the options vesting immediately and 25% vesting on each of the next two anniversaries of the grant date, if the director continues to be a member of the Board of Directors on the relevant anniversary date. Any director may receive additional options as determined by the Compensation Committee and subject to the approval of the Board. If a director retires from the Board or in the event of death or disability, in general, unvested options held by the director at the time of the director’s departure from the Board will become fully vested. In addition, in such event, each director will generally have up to three years to exercise vested options.

Share Ownership Guideline

In 2003, the Board of Directors adopted the following guideline for Company stock ownership by non-employee directors: each non-employee director should own shares of Common Stock of the Company with a value, at any time within two years after such director joins the Board of Directors and at the greater of cost or market value, equal to $50,000.

Requirements for Advance Notification of Nominations

Article Two of the Company’s By-Laws provides that no person may be nominated for election as a director by a stockholder at an annual or special meeting unless written notice of such stockholder’s intent to make such nomination has been delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held no earlier than 30 days before and no later than 60 days after the first anniversary date of the previous year’s annual meeting, not earlier than 90 days and not later than 60 days in advance of the first anniversary date of the previous year’s annual meeting; (ii) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held more than 30 days before or more than 60 days after the first anniversary date of the previous year’s annual meeting, not earlier than 90 days prior to such meeting and not later than the later of 60 days in advance of such meeting or 10 days following the date of the first public announcement of the date of such meeting; (iii) with respect to an election to be held at an annual meeting at which a director will be elected to fill an increase in the number of directors to be elected to the Board of Directors, which increase has not been publicly announced more than 70 days prior to the first anniversary date of the previous year’s annual meeting, not later than the close of business on the tenth day after the first public announcement of such increase; and (iv) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to such meeting and not later than the later of 60 days prior to such meeting or the tenth day following the date on which public announcement of the date of such meeting and of the nominees for the Board of Directors is first made. The By-Laws define a “public announcement” as a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or disclosure in a document publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

A notice from a stockholder shall set forth: (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder as they appear on the Company’s books, and of such beneficial owner; (b) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner; (c) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in an election contest or would otherwise be required pursuant to the Exchange Act and Rule

14a-11 thereunder; and (d) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED

1996 EQUITY COMPENSATION PLAN

Proposal

At the Annual Meeting, there will be presented to stockholders a proposal to approve and adopt the Amended and Restated 1996 Equity Compensation Plan, the form of which is attached hereto as Appendix A. The effect of the Amended and Restated Plan would be to increase the number of shares authorized for issuance under the Plan from 6,000,000 to 7,000,000 shares of Common Stock. At its March 9, 2004 meeting, the Board of Directors unanimously approved the proposed Amended and Restated Plan subject to stockholder approval at the Annual Meeting. The Amended and Restated Plan will not be effective unless and until stockholder approval is obtained.

The Board of Directors believes that the Company’s ability to grant options and other awards under the Plan is, and under the Amended and Restated Plan will be, a valuable and necessary compensation tool that aligns the long-term financial interests of employees, officers and directors with the financial interests of the Company’s stockholders. The Board of Directors believes that the Plan helps, and the Amended and Restated Plan will help, the Company attract, retain and motivate employees, officers and directors and encourages these individuals to devote their best efforts to the business and financial success of the Company. As of April 12, 2004, options to purchase 4,698,713 shares of Common Stock were outstanding under the Plan and there were 389,957 shares available for future grants. An increase in the number of shares available for issuance is necessary to permit the Company to continue to meet its objectives over the next several years. The Board of Directors believes that it is in the best interests of the Company and its stockholders to incorporate this change into the Plan.

The principal terms of the Plan are discussed below and, except where noted, the terms of the Plan and the Amended and Restated Plan are the same.

Vote Required for Approval

Approval of the proposal to approve and adopt the Amended and Restated Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified on the proposal and will be considered present at the meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the meeting and entitled to vote with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal. The Board of Directors unanimously recommends a vote FOR the proposal.

Description of the Amended and Restated 1996 Equity Compensation Plan

The Plan was adopted by the Board of Directors on May 28, 1996 (the “effective date”) and was amended and restated most recently as of June 18, 2002. The Plan provides for grants of stock options to selected officers (including officers who are also directors) of the Company or its subsidiaries, other employees of the Company or its subsidiaries and independent contractors and consultants who perform valuable services for the Company or its subsidiaries. Non-employee directors of the Company are currently entitled to receive stock option grants under the Plan. In addition, the Plan provides for grants of restricted stock and stock appreciation rights (“SARs”) (herein, together with grants of stock options, collectively, “Grants”). Non-employee directors are not eligible for grants of restricted stock. Shares of Common Stock issued or to be issued under the Plan are covered by registration statements on Form S-8 filed with the SEC on December 12, 1996, February 25, 1999, April 6, 2001 and June 26, 2002. The Company intends to file an additional registration statement on Form S-8 with the SEC to register the additional 1,000,000 shares of Common Stock if the Amended and Restated Plan is approved by the stockholders.

The last reported sale price of the Company’s Common Stock reported on the Nasdaq National Market on April 12, 2004 was $30.76.

Subject to adjustment in certain circumstances as discussed below, the Plan currently authorizes up to 6,000,000 shares of Common Stock for issuance pursuant to the terms of the Plan. The proposed Amended and Restated Plan would increase the number of authorized shares of Common Stock from 6,000,000 to 7,000,000. If and to the extent Grants under the Plan expire or are terminated for any reason without being exercised, or the shares subject to a Grant are forfeited, the shares of Common Stock subject to such Grant will again be available for grant under the Plan.

The Plan is administered and interpreted by a committee of the Board of Directors, the Stock Option Subcommittee (the “Committee”), consisting of not fewer than two persons appointed by the Board of Directors from among its members, each of whom may be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined by Section 162(m) of the Internal Revenue Code (the “Code”). The Committee currently has the sole authority to determine (i) persons to whom Grants may be made under the Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and (iv) any other matters arising under the Plan. The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan, and for conduct of its business as it deems necessary or advisable, in its sole discretion. Under the Plan, all grants of stock options to non-employee directors shall be subject to the approval of the Board.

Grants under the Plan may consist of (i) options intended to qualify as incentive stock options (“ISOs”) within the meaning of section 422 of the Code, (ii) “nonqualified stock options” that are not intended to so qualify (“NQSOs”), (iii) restricted stock or (iv) SARs. Grants may be made to any employee (including officers and directors) of, or independent contractors and consultants to, the Company or its subsidiaries. Only employees of the Company are eligible to receive ISOs under the Plan. As of April 12, 2004, 132 employees and nine directors (including eight non-employee directors) were eligible for Grants under the Plan. During any calendar year, no participants presently may receive Grants under the Plan for more than 500,000 shares of Common Stock.

The exercise price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The exercise price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. The Committee will determine the term of each option; provided, however, that the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries may not exceed five years from the date of grant. A participant may pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Common Stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or (iii) by a combination of the foregoing. The participant may instruct the Company to deliver the shares of Common Stock due upon the exercise to a designated broker instead of to the participant. Under the Plan, the terms of any option grants to non-employee directors shall be determined by the Committee, subject to approval by the Board.

Non-employee directors of the Company are currently entitled to receive NQSOs grants determined by the Committee and subject to approval by the Board. However, each non-employee director will receive a one-time grant of an NQSO to purchase 60,000 shares of Common Stock as of the date the non-employee director became a member of the Board of Directors, subject to approval by the Board. The exercise price of an NQSO granted would be the fair market value of a share of Common Stock on the date of grant. The term of each such option would be ten years, and the options would be exercisable with respect to 50% of the shares on the date of grant and an additional 25% on each of the first two anniversaries of the date of the grant, if the non-employee director continues to be a member of the Board of Directors on the relevant anniversary date.

The Committee may also issue shares of Common Stock to participants other than non-employee directors of the Company pursuant to the Plan. Shares may be issued for cash consideration or for no cash consideration, as the Committee determines. The number of shares of Common Stock granted to each participant shall be determined by the Committee. Grants of restricted stock will be made subject to such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Committee may determine in its sole discretion. The Committee also may grant SARs to participants other than non-employee directors of the Company in tandem with any stock option pursuant to the Plan. Unless the Committee determines otherwise, the measurement price of an SAR will be the greater of (i) the exercise price of the related stock option or (ii) the fair market value of a share of Common Stock on the date of grant of the SAR. When the participant exercises an SAR, the participant will receive the amount by which the fair market value of the Common Stock on the date of exercise exceeds the measurement price of the SAR. The participant may elect to have such amount paid in cash or in shares of Common Stock, subject to Committee approval. To the extent a participant exercises a SAR, the related option shall terminate. Similarly, upon exercise of a stock option, the related SAR, if any, shall terminate.

The Board of Directors may amend or terminate the Plan at any time; provided, however, that, the Board of Directors may not, without stockholder approval, amend the Plan to (i) increase (except for increases due to the adjustments discussed below) the aggregate number of shares of Common Stock for which Grants may be made thereunder, (ii) modify the requirements as to eligibility to participate in the Plan or (iii) make any amendment that requires stockholder approval pursuant to Section 162(m) of the Code or applicable stock exchange rules. The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors or extended by the Board of Directors with approval of the stockholders.

Subject to the change of control provisions described below, in the event of certain transactions identified in the Plan, the Committee may appropriately adjust (i) the number of shares of Common Stock (and the exercise price per share) subject to the unexercised portion of any outstanding options or SARs, (ii) the number of shares of Common Stock covered by outstanding Grants and (iii) the number of shares of Common Stock for which Grants may be made under the Plan, and such adjustments shall be effective and binding for all purposes of the Plan. In the event of a change of control, unless the Committee determines otherwise, all options, restricted stock and SARs will become fully vested. Unless the Committee determines otherwise, each participant will be provided with advance written notice by the Company prior to the change of control (to the extent possible) and will have the right, within a designated period after such notice, to exercise the options and SARs in full or to surrender the options and SARs in exchange for a payment by the Company, in cash or Common Stock as determined by the Committee, in an amount equal to the excess of the then fair market value of the shares of Common Stock over the exercise price. Any options or SARs not timely exercised or surrendered will terminate unless exchanged for or substituted with options or SARs of the successor corporation. A change of control is defined as (i) a tender offer, merger or other transaction as a result of which any person or group (other than Rolf D. Schmidt, F. William Schmidt or any entity controlled by either or both of them) becomes the owner, directly or indirectly, of more than 50.1% of the Common Stock or the combined voting power of the Company’s then outstanding securities, (ii) a liquidation or a sale of substantially all of the Company’s assets, or (iii) if, during any period of two consecutive years, the individuals who, at the beginning of such period, constituted the Board of Directors cease to constitute a majority of the Board of Directors, except as otherwise provided in the Plan.

Option grants to purchase the following number of shares of Common Stock have been made under the Plan from inception of the Plan through April 12, 2004: Daniel A. Pelak—650,000, Benny Ward—169,478; William M. Cotter—181,000; Debra L. Pawl—171,000; current executive officers as a group—1,677,878; non-employee directors as a group—1,188,041; and all other grants—2,754,124. Because options are granted from time to time by the Committee to those persons whom the Committee determines in its discretion should receive options, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable.

Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the Plan and the value of shares received when shares of restricted stock become vested (or such other time when income is recognized). An exception does exist, however, for

“performance-based compensation,” including amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to allow grants of options thereunder to meet the requirements of “performance-based compensation.” Grants of restricted stock generally will not qualify as “performance-based compensation.”

There are no federal income tax consequences to a participant or to the Company upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired through the exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

A participant who is granted an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient’s alternative minimum taxable income. A participant who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize, for regular income tax purposes, long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant’s other tax basis in the shares), and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a “disqualifying disposition”), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held his or her shares prior to the disposition. Special rules apply to such a sale while the grantee is subject to the alternative minimum tax.

A participant normally will not recognize taxable income upon receiving a grant of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal income tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares (less any amounts paid for such shares) at that time, and the Company will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock Grant is awarded in an amount equal to the fair market value of the shares subject to the restricted stock Grant (less any amounts paid for such shares) at that time, determined without regard to the restrictions. In such event, the Company generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock Grant are forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

There are no federal income tax consequences to a participant or to the Company upon the grant of an SAR under the Plan. Upon the exercise of an SAR, if the participant receives the appreciation inherent in the SAR in cash, the participant will recognize ordinary compensation income in an amount equal to the cash received. If the participant receives the appreciation in shares, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the exercise of the SAR. Upon the sale of any shares acquired by the exercise of an SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

Because grants are to be made from time to time by the Committee to persons whom the Committee determines in its discretion should receive grants, the benefits and amounts that may be received in the future by persons eligible to participate in the Plan are not presently determinable.

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of PricewaterhouseCoopers LLP, Raleigh, North Carolina, as independent public accountants to audit the financial statements of the Company for the year 2004. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1992. There have been no disagreements between the Company and PricewaterhouseCoopers LLP concerning the Company’s financial statements. It is intended that, unless otherwise specified by the stockholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of PricewaterhouseCoopers LLP.

Audit fees and all other professional services to be rendered by PricewaterhouseCoopers LLP are approved by the Company’s Audit Committee. The Audit Committee considers the possible effect on auditors’ independence of providing nonaudit services prior to the service being rendered, but the Board does not anticipate significant non-audit services will be rendered during 2004 other than tax advisory services.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Therefore, such representatives will have an opportunity to make a statement or be available to respond to any questions from stockholders.

Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote FOR this proposal.

It is understood that even if the selection of PricewaterhouseCoopers LLP is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

Amounts Paid to PricewaterhouseCoopers LLP

The aggregate fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002
Audit fees	$85,000	$81,325
Audit related fees	—	—
Tax fees (1)	22,500	26,250
All other fees	—	—

Total	$107,500	$107,575

(1)	Includes only those amounts that were billed during the fiscal year.

The Audit Committee reviews and approves the annual audit fee directly with PricewaterhouseCoopers LLP. The Audit Committee has established a policy requiring its pre-approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting. All fees incurred relating to 2003 were approved by the Audit Committee.

EXECUTIVE COMPENSATION

The following table provides information concerning the annual and long-term compensation of the Company’s Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were executive officers as of December 31, 2003 (the “Named Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
				Other Annual Compensation ($)(2)	Number of Securities Underlying Options Awarded (#)(1)	All Other Compensation ($)(3)
Name and Principal Position	Year	Salary($)	Bonus($)(1)
Daniel A. Pelak (4) President and Chief Executive Officer	2003 2002 2001	350,000 110,385 —	100,000 — —	68,275 15,727 —	250,000 400,000 —	23,975 5,862 —

Benny Ward Vice President of Finance and Chief Financial Officer	2003 2002 2001	204,462 184,423 159,862	109,335 78,000 66,000	— — —	20,000 40,000 —	12,465 11,314 8,660

William M. Cotter Vice President of Manufacturing and Operations	2003 2002 2001	219,663 207,235 195,927	114,333 95,550 80,000	— — —	15,000 30,000 —	19,773 17,508 13,298

Jeffrey G. Clark (5) Vice President of Research and Development	2003 2002 2001	209,596 194,654 179,802	101,595 87,750 72,000	— — —	20,000 40,000 —	16,013 14,312 13,991

Debra L. Pawl Vice President and General Counsel	2003 2002 2001	194,798 187,212 174,897	93,938 85,313 72,000	— — —	15,000 40,000 —	11,885 9,957 9,225

(1)	Cash bonuses and stock option awards are reflected in the year of payment or grant.
(2)	Represents moving and relocation expenses, as well as certain expense allowances, in accordance with the individual’s employment agreement.
(3)	Represents Company-paid insurance premiums (life, disability and medical) and 401(k) retirement plan matching contributions.
(4)	Mr. Pelak was appointed as Chief Executive Officer in September 2002 with an annual base salary of $350,000.
(5)	Mr. Clark was the V.P. of Research & Development until January 8, 2004. Currently, Mr. Clark serves in the capacity of an employee on Special Assignment to the Company.

STOCK OPTION INFORMATION

The following table sets forth information concerning stock option exercises during 2003 as well as options outstanding as of December 31, 2003.

Aggregated Option Exercises in 2003 and 2003 Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)
Daniel A. Pelak	—	—	100,000	550,000	1,923,000	9,979,500
Benny Ward	—	—	85,667	82,811	1,555,648	1,224,649
William M. Cotter	—	—	123,800	57,200	1,789,974	812,706
Jeffrey G. Clark	76,100	1,607,844	16,000	68,000	93,760	926,660
Debra L. Pawl	3,450	11,351	104,016	63,534	1,442,383	908,144

(1)	Calculated on the basis of the closing price of $34.09 per share of Common Stock on December 31, 2003 as quoted on the Nasdaq National Market.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options and rights compensation plans (b)	Number of securities remaining available for future issuance under equity (c)
Equity compensation plans approved by security holders	4,716,852	$20.96	1,852,126	*
Equity compensation plans not approved by security holders	—	—	—

*	This number includes 1,390,749 shares reserved for issuance under the Company’s 1999 Employee Stock Purchase Plan.

Employment Agreements

Daniel A. Pelak, Jeffrey G. Clark, William M. Cotter, Debra L. Pawl and Benny Ward entered into employment agreements with the Company commencing in August 2002, May 1996, June 1997, March 1998 and January 2004, respectively. Messrs. Pelak’s and Clark’s employment agreements have a three-year term beginning on their commencement. Mr. Cotter’s and Ms. Pawl’s employment agreements have a two-year term beginning on their commencement and Mr. Ward’s agreement has a one-year term beginning on its commencement. Each of the employment agreements provides for automatic one-year extensions unless 60 days’ prior notice is given by either party, except for Mr. Pelak’s agreement, which requires 180 days’ prior notice. The agreements provide for annual base salaries for Pelak, Clark, Cotter, Pawl and Ward of not less than $350,000, $127,200, $150,000, $150,000 and $228,165, respectively, which salaries may be increased as determined by the Compensation Committee or the Board of Directors. Each agreement also provides for an annual bonus ranging from 20% to 60% of base salary to be awarded based on performance milestones to be established for each calendar year by the Compensation Committee based on the recommendation of the Chief Executive Officer, except for Mr. Pelak who may receive up to 75% of base salary.

Upon entering into his employment agreement with the Company, Mr. Pelak was granted options to purchase 400,000 shares of Common Stock under the Equity Compensation Plan at an exercise price of $14.86. Further, Mr. Pelak’s employment agreement provided that he would be entitled to receive options to purchase an additional 200,000 shares upon the satisfaction of certain conditions. Those conditions were satisfied and Mr. Pelak was granted the additional options in April 2003 at an exercise price of $13.67. Both option grants have a term of ten years and, provided employment has not been terminated for “cause” (as defined in his employment agreement), vest in four equal annual installments, commencing on the first anniversary of the date of grant. In connection with his employment agreement, the Company granted to Mr. Clark options to purchase 40,100 shares of Common Stock under the Equity Compensation Plan at an exercise price of $5.00 per share. Such options have a term of ten years and, provided employment had not been terminated for “cause” (as defined in his employment agreement), vested in five equal annual installments, commencing as of the date of grant. Mr. Cotter, in connection with his employment agreement, was granted options to purchase 40,000 shares each of Common Stock under the Equity Compensation Plan at an exercise price of $18.25 per share. Ms. Pawl was granted 50,000 shares of Common Stock under the Equity Compensation Plan at an exercise price of $21.88. Mr. Cotter’s and Ms. Pawl’s options have a term of ten years and, provided employment has not been terminated for “cause” (as defined in their respective employment agreements), vest in five equal annual installments, commencing on the first anniversary of the date of grant.

If, following a “change in control” (as defined in his employment agreement), Mr. Pelak is terminated other than for “cause,” “disability,” or death or terminates his employment for “good reason” (all as defined in his employment agreement), he will be entitled to receive all accrued base salary and incentive compensation earned up to the date of his termination, benefits for a specified period of time and a lump sum cash payment equal to three times the sum of his then current base salary plus his target bonus for the year in which the change occurs. If, following a “change in control” (as defined in their respective employment agreements), Messrs. Clark or Cotter, are terminated other than for “cause” (as defined in their respective employment agreements) or terminates their employment for “good reason” (as defined in their respective employment agreements), they will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of their then current annual salary, incentive compensation and benefits for three years after such termination. If, following a “change in control” (as defined in her employment agreement), Ms. Pawl is terminated other than for “cause” (as defined in her employment agreement) or terminates her employment for “good reason” (as defined in her employment agreement), she will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of the then current annual salary, incentive compensation and benefits for one year after such termination. If, following a “change in control” (as defined in his employment agreement), Mr. Ward is terminated other than for “cause” (as defined in his employment agreement) or terminates his employment for “good reason” (as defined in his employment agreement), he will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination, a lump sum cash payment equal to two times the sum of his then current annual salary and incentive compensation for the year of termination and benefits for two years after such termination. In the event of termination for “cause,” each of Messrs. Clark, Cotter and Ward and Ms. Pawl is entitled to a continuation of base salary, incentive compensation and benefits for a period of one year. Pursuant to each of these employment agreements, the Company has agreed to indemnify such executive officers to the maximum extent permitted by applicable law against all costs, charges and expenses incurred by each in connection with any action, suit or proceeding to which he may be a party or in which he may be a witness by reason of his being an officer, director or employee of the Company or any subsidiary or affiliate of the Company. Each of the foregoing executive officers has agreed not to compete with the Company for two years after termination of his/her employment with the Company.

THE MATERIAL IN THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 21 IS NOT SOLICITING MATERIAL, IS NOT DEEMED FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE EXCHANGE ACT, AND IS NOT INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING OF THE COMPANY UNDER SUCH ACTS WHETHER MADE BEFORE OR AFTER THE DATE OF THIS PROXY STATEMENT.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors consists of three non-employee directors. The Board of Directors has determined that each of the members of the Compensation Committee are independent under applicable Nasdaq and SEC guidelines. The Compensation Committee is responsible for executive compensation, including the review and approval of salaries and other compensation of management employees, as well as the approval of all policies and plans under which compensation is paid or awarded to management employees. The Compensation Committee is also responsible for recommending to the Board of Directors the compensation of the non-employee directors. A subcommittee of the Compensation Committee, the Stock Option Subcommittee, administers the Equity Compensation Plan and is responsible for grants of incentive compensation under the Equity Compensation Plan. See “Matters Concerning Directors—General Information Concerning the Board of Directors and its Committees.”

General Compensation Philosophy

The Company’s basic compensation policy is that total cash compensation should vary depending upon the Company’s success in achieving specific financial and non-financial goals and that long-term incentive compensation should be tied to the creation of stockholder value. The Committee has considered the interrelationship of the three elements of its compensation—salary, bonus and incentive—to determine how they can be used to accomplish the Company’s goals.

The Compensation Committee recognizes that, in the short-term, the market value of the Company will be affected by many factors, some of which are beyond the control of the Company’s executives. In order to attract and retain qualified executives, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the achievement of annual performance milestones. These milestones are approved each year by the Compensation Committee after recommendation by and discussion with the Chief Executive Officer. They reflect financial and other specific goals to be achieved in the coming year. The milestones for the Chief Executive Officer are set by the Compensation Committee after discussion with the Chief Executive Officer, and include additional goals. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company.

The Company competes with both medical device companies and pharmaceutical companies in the hiring and retention of qualified personnel. The Company uses long-term compensation, principally the grant of stock options, to offset the advantages such companies may offer, such as less risk, higher cash compensation and better retirement benefits.

The Company’s compensation program for executive officers comprises base salary, performance bonuses, longer-term incentive compensation in the form of stock options, and benefits available generally to all of the Company’s employees. The Compensation Committee engages outside consultants to advise them on industry standards for employee compensation packages. In 1998, the Company adopted an Employee Stock Purchase Plan to permit investment in Company stock. The Compensation Committee believes that such a plan will enhance stockholder value.

Compensation Components

Base Salary. Base salary levels for the Company’s management employees are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers competitive factors and industry trends, as well as performance within the Company and changes in job responsibility. The Committee considers the Company’s guidelines for pay increases based on level of performance. The Committee also reviews certain compensation information publicly available and gathered informally, and considers salary history at the Company. In setting the base salaries for 2003, the Committee reviewed and considered an executive compensation analysis prepared by an independent compensation consulting firm for the Company, and compared the current base salaries of the Company’s management employees with a competitive market reference in the report. For 2004 service, Mr. Pelak’s annual base salary increased to $385,000 in an effort to keep his compensation competitive with that of other Chief Executive Officers in the industry.

Performance Bonus Compensation. All management employees of the Company participate in a bonus plan based on performance milestones adopted annually by the Committee in order to provide a direct financial incentive to achieve predefined objectives. The five individuals listed in the Summary Compensation Table, excluding Mr. Pelak, and other officers of the Company may receive as bonuses a minimum of 20% of base salary and a maximum of 60% of base salary based on the Committee’s evaluation of the achievement of the performance milestones. Mr. Pelak may receive up to 75% of base salary. The various milestones are weighted and the achievement of one or more milestones may be a condition to the payment of any bonus. The payment of any bonus will be conditioned upon the achievement of financial milestones such as budgeted earnings per share, revenue growth and cash flow. In addition, 50% of an officer’s bonus will be based on performance milestones tied to the achievement of corporate goals and 50% will be based on the officer’s departmental goals. The granting of other bonuses is discretionary.

In determining the bonuses to the Company’s executive officers for 2003, the Compensation Committee reviewed the percentage of completion of each of the 2003 performance milestones and multiplied such percentage by the weight assigned to each of the milestones, which included specific financial, operating and regulatory goals.

Stock Option Grants. The Equity Compensation Plan is the Company’s long-term equity incentive plan for employees. The objective of the Equity Compensation Plan is to align the long-term financial interests of the option holder with the financial interests of the Company’s stockholders. Annual stock option grants for management employees are an important element of competitive compensation. Based on the recommendation of management, the Stock Option Subcommittee may approve stock option grants to all employees based on employee grade level and approve additional grants for special performance recognition.

Application of Section 162(m)

Payments during 2003 to the Company’s executives under the various programs discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction that may be claimed by a “public company” for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is “performance-based compensation.” It is intended that, in accordance with current regulations, the amounts received upon the exercise of stock options under the Equity Compensation Plan qualify as “performance-based compensation.”

THE COMPENSATION COMMITTEE

Ronald A. Ahrens

Stephen I. Shapiro

Randy H. Thurman (Chair)

April 30, 2004

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee (the “Committee”) consists of three non-employee directors that the Board of Directors has determined to be independent under applicable Nasdaq and SEC guidelines. The Board of Directors has adopted an amended and restated written charter for the Audit Committee, a copy of which is filed as Exhibit B to this proxy statement. The Audit Committee reviews and reassesses the adequacy of the written charter on an annual basis.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Committee recommends to the Board, subject to stockholder ratification, the selection of the Company’s independent public accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and the independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

THE AUDIT COMMITTEE

J. Daniel Cole

Richard W. Miller (Chair)

James E. Niedel, M.D., Ph.D.

April 30, 2004

PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market—US Index (“Nasdaq Stock Market- US”), (ii) the Nasdaq Stock Market—Medical Devices, Instruments and Supplies Index (“Nasdaq Medical Devices”), and (iii) the S&P 500 Health Care Equipment Index (“S&P Health Care Equipment”), assuming an investment of $100 on December 31, 1998 in each of the Common Stock of the Company, the stocks comprising the Nasdaq Stock Market- US, the stocks comprising the Nasdaq Medical Devices and the stocks comprising the S&P Health Care Equipment, and further assuming reinvestment of dividends.

OTHER MATTERS

The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. If, however, further business properly comes before the Annual Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by the Company, the Company believes that during the year ended December 31, 2003 all filing requirements applicable to its directors, officers and greater-than-ten-percent stockholders were satisfied, with the following exceptions: James F. Buck filed one late Form 3. James F. Buck and Rolf D. Schmidt each filed one late Form 4.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2005 annual meeting, such proposals must be received by the Company no later than December 31, 2004. Proposals should be directed to the attention of the Secretary of the Company.

By Order of the Board of Directors,

/s/ BENNY WARD

Benny Ward

Secretary

April 30, 2004

Appendix A

CLOSURE MEDICAL CORPORATION

AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN

As Amended Effective as of                         , 2004

The purpose of the Closure Medical Corporation 1996 Equity Compensation Plan (the “Plan”) is to provide (i) designated officers and other employees of Closure Medical Corporation (the “Company”) and its subsidiaries, (ii) non-employee members of the board of directors of the Company (the “Board”), and (iii) independent contractors and consultants who perform valuable services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

1. Administration

The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of two or more persons appointed by the Board. The Committee may consist of “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Treasury regulations, and may be “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Other than grants to Non-Employee Directors (as hereinafter defined), whose grants shall be determined by the Committee and be subject to the approval of the Board, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting and (iv) deal with any other matters arising under the Plan.

The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion (except with respect to grants to Non-Employee Directors), in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. Grants

Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual (the “Grant Letter”). All Grants to Non-Employee Directors shall be subject to approval of the Board. The Committee shall approve the form and provisions of each Grant Letter to an individual. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3. Shares Subject to the Plan

(a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the “Company Stock”) that may be issued or transferred under the Plan is 7,000,000 shares in the aggregate. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 500,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent options or stock appreciation rights granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of restricted stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

(b) If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, then (i) the maximum number of shares of Company Stock available for Grants, (ii) the maximum number of shares of Company Stock which any one individual participating in the Plan may be granted during the term of the Plan, (iii) the number of shares covered by outstanding Grants, and (iv) the price per share or the applicable market value of such Grants shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with section 422 of the Code.

4. Eligibility for Participation

All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Any independent contractors or consultants who perform valuable services to the Company or any of its subsidiaries (“Consultants”) and Non-Employee Directors shall be eligible to participate in the Plan, but shall not be eligible to receive incentive stock options.

The Committee shall select the Employees and Consultants to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. The Committee, subject to the approval of the Board, shall select the Non-Employee Directors to receive grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee, subject to the approval of the Board, determines. Employees, Consultants, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees”.

Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

5. Granting of Options

(a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options to any Employee or Consultant. The Committee, subject to approval by the Board, shall determine the number of shares of Company Stock that will be subject to each Grant of stock options to any Non-Employee Director.

(b) Type of Option and Price. The Committee may grant options intended to qualify as “incentive stock options” within the meaning of section 422 of the Code (“Incentive Stock Options”) or options which are not intended to so qualify (“Nonqualified Stock Options”) or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the “Stock Options”), all in accordance with the terms and conditions set forth herein.

The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee, subject to approval by the Board in the case of Grants to Non-Employee Directors and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of such Stock on the date such Stock Option is granted; provided, however, that (i) the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of such Stock on the date such Stock Option is granted and (ii) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

If the Company Stock is traded in a public market, then the Fair Market Value per share shall be (i) if the principal trading market for the Company Stock is a national securities exchange or the National Market segment of the Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices thereof on the relevant date, as reported on Nasdaq, or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or “bid” or “ask” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(c) Option Term. The Committee shall determine the term of each Stock Option, subject to approval by the Board in the case of Grants to Non-Employee Directors. The term of any Stock Option shall not exceed ten years from the date of grant. Notwithstanding the foregoing, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the option term does not exceed five years from the date of grant.

(d) Exercisability of Options. Stock Options shall become exercisable in accordance, subject to approval by the Board in the case of Grants to Non-Employee Directors, with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Stock Options at any time for any reason. A Grantee’s outstanding Stock Options shall become fully exercisable if the Grantee dies while employed by or providing services to the Company. In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined herein) in accordance with the provisions of Section 10.

(e) Manner of Exercise. A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with Subsection (g) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited.

(f) Termination of Employment, Disability or Death.

(i) Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company as an Employee, Consultant or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a “disability”, death, or “termination for cause”, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company as described in this subsection (i) shall terminate as of such date.

(ii) In the event the Grantee ceases to be employed by the Company on account of a “termination for cause” by the Company, any Stock Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.

(iii) In the event the Grantee ceases to be employed by the Company because the Grantee is “disabled”, any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company as described in this subsection (iii) shall terminate as of such date.

(iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed by the Company on account of a termination of employment specified in Section 5(f)(i) above (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Grantee (subject to the provisions of Section 5(d)) shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option term. Except as provided in Section 5(d), any of the Grantee’s Stock Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

(v) For purposes of this Section 5(f), the term “Company” shall include the Company’s subsidiaries, and the following terms shall be defined as follows: (A) “disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code and (B) “termination for cause” shall mean, except to the extent otherwise provided in a Grantee’s Grant Letter, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Grantee, that the Grantee has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In such event, in addition to the immediate termination of the Stock Option, the Grantee shall automatically forfeit all option shares for any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates upon refund by the Company of the option price paid by the Grantee for such shares.

(g) Satisfaction of Option Price. The Grantee shall pay the option price specified in the Grant Letter in (i) cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or (iii) through any combination of (i) and (ii). The Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding is made.

(h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company or a parent or subsidiary exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any parent or subsidiary (within the meaning of section 424(f) of the Code).

6. Restricted Stock Grants

The Committee may issue or transfer shares of Company Stock to an Employee or Consultant under a Grant of restricted stock (a “Restricted Stock Grant”), upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock Grants:

(a) General Requirements. Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for consideration or for no consideration, at the sole discretion of the Committee. The Committee shall establish conditions under which restrictions on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of years during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b) Number of Shares. The Committee shall grant to each Grantee a number of shares of Company Stock pursuant to a Restricted Stock Grant in such manner as the Committee determines.

(c) Requirement of Employment. If the Grantee ceases to be employed by the Company (as an Employee or Consultant) during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee (as defined below) under Section 9. Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

(f) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period. The restrictions on a Grantee’s outstanding Restricted Stock Grants shall automatically and immediately lapse if the Grantee dies while employed by or providing services to the Company. All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control.

7. Stock Appreciation Rights

(a) General Requirements. The Committee may grant stock appreciation rights (“SARs”) to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such rights may be granted only at the time of the Grant of such Stock Option. Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option or (ii) the Fair Market Value of a share of Company Stock as of the date of Grant of such SAR.

(b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Company Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by such Stock Option shall terminate. Upon the exercise of the SAR’s, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Value of SARs. Upon a Grantee’s exercise of some or all of the Grantee’s SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base price of the SAR as described in subsection (a).

(d) Form of Payment. At the time of such exercise, the Grantee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of shares of Company Stock, which for purposes of calculating the number of shares of Company stock to be received, shall be valued at their Fair Market Value on the date of exercise of such SARs. The Committee shall have the right to disapprove a Grantee’s election to receive cash in full or partial settlement of the SARs exercised and to require that shares of Company Stock be delivered in lieu of cash. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(e) Certain Restrictions. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable.

8. Transferability of Grants

Only the Grantee or his or her authorized representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

Notwithstanding the foregoing, the Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Stock Options to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a “Family Transfer”), provided that the Grantee receives no consideration for a Family Transfer and the Grant Letters relating to Nonqualified Stock Options transferred in a Family Transfer continue to be subject to the same terms and conditions that were applicable to such Nonqualified Stock Options immediately prior to the Family Transfer.

9. Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d) of the Exchange Act), but excluding Rolf D. Schmidt and F. William Schmidt or any entity controlled by either or both of them, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50.1% of the common stock of the Company or the combined voting power of the Company’s then outstanding securities;

(b) A liquidation or dissolution of the Company, or a sale (excluding transfers to subsidiaries) of all or substantially all of the Company’s assets occurs; or

(c) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of at least two-thirds of the directors who were not directors at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or who, in connection with their election or nomination, received the foregoing two-thirds approval.

10. Consequences of a Change of Control

(a) Notice.

(i) If a Change of Control described in Section 9(a) or (b) will occur, then, not later than 10 days after the approval by the stockholders of the Company (or approval by the Board, if stockholder action is not required) of such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of such proposed Change of Control.

(ii) If a Change of Control described in Section 9(a) may occur without approval by the stockholders (or approval by the Board) and does so occur, or if a Change of Control described in Section 9(c) occurs, then, not later than 10 days after such Change of Control, the Company shall give each Optionee with any outstanding Stock Options written notice of the Change of Control.

(b) Election Period. In connection with the Change of Control and effective only upon such Change of Control:

(i) All outstanding Stock Options shall be fully exercisable and the restrictions on all outstanding Restricted Stock shall immediately lapse; and

(ii) Each Grantee shall thereupon have the right, within 20 days after such written notice is sent by the Company (the “Election Period”), to make an election as described in Subsection (c) with respect to all of his or her outstanding Stock Options (whether the right to exercise such Stock Options has then accrued or the right to exercise such Stock Options will occur or has occurred upon the Change of Control).

(c) Election Right. Effective upon a Change of Control, the Grantees shall have the right to exercise Stock Options as described in Subsection (i) below, and the Committee may determine, in its sole discretion, that Grantees will have the right described in Subsection (ii) below. During the Election Period, subject to the preceding sentence, each Grantee shall have the right to elect:

(i) To exercise in full any installments of such Stock Options not previously exercised, or

(ii) If so determined by the Committee, to surrender all or part of such outstanding Stock Options, in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the excess over the purchase price of the then Fair Market Value of the shares of Company Stock subject to the Grantee’s outstanding Stock Options.

(d) Termination of Stock Options. If a Grantee does not make a timely election in accordance with Subsection (c) in connection with a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee’s Stock Options shall terminate as of the Change of Control. Notwithstanding the foregoing, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation and, with respect to an Incentive Stock Option, the assumption of the Option shall occur under circumstances which are not deemed a modification of the Option within the meaning of sections 424(a) and 424(h)(3)(A) of the Code.

(e) Tax Limitations. Notwithstanding the foregoing, if the right described in Subsection (c)(ii) would make the applicable Change of Control ineligible for desired tax treatment with respect to such Change of Control and, but for those provisions, the Change of Control would otherwise qualify for such treatment, and if the Committee determines that Subsection (c)(ii) shall be effective, the Grantee shall receive shares of Company Stock with a Fair Market Value equal to the cash that would otherwise be payable pursuant to Subsection (c)(ii) in substitution for such cash.

11. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the stockholders of the Company and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required by section 162(m) of the Code.

(b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the stockholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 20(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12. Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

13. Rights of Participants

Nothing in this Plan shall entitle any Employee, Consultant or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

14. No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15. Withholding of Taxes

(a) Required Withholding. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid by the Company the amount of any withholding due with respect to such Grants.

(b) Election to Withhold Shares. A Grantee may make an election to satisfy the Company income tax withholding obligation with respect to a Stock Option, SAR or Restricted Stock by having shares withheld up to an amount that does not exceed the Grantee’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee.

16. Requirements for Issuance of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

17. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. Effective Date of the Plan.

This Plan shall be effective, as amended and restated on [                    ].

19. Miscellaneous

(a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. The Plan, the exercise of Stock Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

Appendix B

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors of Closure Medical Corporation (the “Company”) to be known as the Audit Committee (the “Committee”), which shall consist of no fewer than three members, each of whom must be independent.

A director shall qualify as independent if the Board has affirmatively determined that such person meets the independence criteria set forth in the Marketplace Rules of the Nasdaq Stock Market, Inc. and Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Each member of the Audit Committee shall be able to read and understand financial statements or will become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities in accounting or related financial management expertise. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission.

The members of the Audit Committee shall be appointed by the board of directors [on the recommendation of the Nominating and Governance Committee] at the meeting of the board of directors following the annual meeting of stockholders of the Company and shall serve until their successors shall be duly elected and qualified. Audit Committee members may be replaced by the board of directors. The Chair of the Audit Committee shall be appointed by the board of directors on the recommendation of the Nominating and Governance Committee.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

AUTHORITY AND RESPONSIBILITIES

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

The Audit Committee recognizes that financial management and the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. The independent auditor is ultimately accountable to the board of directors and the Audit Committee as representatives for the Company’s shareholders.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the board of directors for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee will, to the extent it deems necessary or appropriate:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the board of directors whether the audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the board of directors whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management’s discussion and analysis and the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles and any special steps adopted in light of material control deficiencies.

4. Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, if any, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

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7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Audit Committee shall resolve any disagreement between the independent auditor and management.

9. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weakness therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10. Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. In this regard, the Committee shall ensure its receipt from the independent auditors of a formal written statement, consistent with Independence Standard Board Standards No. 1, delineating all relationships between the independent auditor and the Company, and shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the board of directors.

12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Recommend to the board of directors policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company. Specifically, the Company shall not hire as its Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position, any partner, employee or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

14. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

16. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

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17. Obtain reports from management and the independent auditor that the Company and its affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct. Review and approve reports and disclosures of insider and affiliated party transactions. Advise the board of directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

18. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

20. Discuss with the Company’s in-house and primary external counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

*********

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, are prepared in accordance with GAAP, or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the independent auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with applicable auditing standards, or that the Company’s independent auditors are in fact “independent.”

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PROXY

CLOSURE MEDICAL CORPORATION

5250 Greens Dairy Road

Raleigh, North Carolina 27616

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel A. Pelak and Benny Ward, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Stockholders of Closure Medical Corporation (the “Company”) to be held June 16, 2004 and any adjournments or postponements thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse.

(Continued and to be signed on reverse side.)

SEE REVERSE

SIDE

Please date, sign and mail your

proxy card back as soon as possible.

Annual Meeting of Stockholders

CLOSURE MEDICAL CORPORATION

June 16, 2004

ð Please Detach and Mail in the Envelope Provided ï

A	☒ Please mark your

     votes as in this

     example.

1. Election of	FOR	WITHHELD	Nominees:	Richard W. Miller
Directors Class II	☐	☐		Rolf D. Schmidt

FOR, except vote withheld from the following nominees:                                                                          .

	FOR	AGAINST	ABSTAIN
2. Approval and adoption of amendment to the Company’s Amended and Restated 1996 Equity Compensation Plan (the “Plan”) to increase the number of shares authorized for issuance under the Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2004.	☐	☐	☐

4.	In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees for election as the Class II directors and FOR Proposal Number 2 and Number 3. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND RETURN IT USING THE ENCLOSED ENVELOPE.

Signature(s)                                                                                  Date:                                                                                 , 2004

Note:	Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.